Exhibit 5

August 4, 2005

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, Illinois 60018

Re:	Registration Statement on Form S-3 (File No. 333-126864)

Ladies and Gentlemen:

We have acted as counsel for Taylor Capital Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (File No. 333-126864) and each amendment thereto (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering (the “Offering”) (i) by the Company of up to 1,150,000 shares (the “Primary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including up to 150,000 shares of Common Stock issuable upon exercise of the Underwriters’ (as defined herein) over-allotment option, and (ii) by the Taylor Voting Trust U/A/D 11/30/98 (the “Selling Stockholder”) of up to 500,000 shares of Common Stock (the “Secondary Shares” and, together with the Primary Shares, the “Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Company’s Certificate of Incorporation, as amended to date and currently in effect, (c) records of proceedings of the Company’s Board of Directors, and (d) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, the Taylor Voting Trust U/A/D 11/30/98, and Keefe, Bruyette & Woods, Inc., Stifel, Nicolaus & Company, Incorporated and Ryan Beck & Co., Inc. on behalf of

Taylor Capital Group, Inc.

August 4, 2005

themselves and as representatives of the several other underwriters to be named therein (collectively, the “Underwriters”).

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, that the Underwriting Agreement to be executed by the parties thereto will be in the form substantially reviewed by us, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon and subject to the foregoing, it is our opinion that (i) when certificates representing the Primary Shares have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock or the Primary Shares have been registered and issued electronically through The Depository Trust Company, and such Primary Shares are delivered to or pursuant to the direction of, and the Primary Shares are paid for by, the Underwriters as contemplated by the Underwriting Agreement, the Primary Shares covered by the Registration Statement (including the up to 150,000 Primary Shares issuable upon exercise of the Underwriters’ over-allotment option) will be validly issued, fully paid and non-assessable, and (ii) the Secondary Shares have been validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to use of our name under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

Very truly yours,

/s/    Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP